ADVISORY MANAGEMENT AGREEMENT
This ADVISORY MANAGEMENT AGREEMENT (this “Agreement”) is entered into on January 1, 2021 (the “Effective Date”), by and between MacKenzie Realty Capital, Inc., a Maryland corporation (the “Company”), together with its operating partnership, MacKenzie Realty Operating Partnership (the “Partnership”), and MacKenzie Real Estate Advisers, LP (f/k/a Lemon Creek Advisers, LP), a California limited partnership (the “Adviser”).
BACKGROUND
The Company is taxed as a real estate investment trust and invests its funds in investments permitted by the terms of the Company’s Articles of Incorporation and the Internal Revenue Code. To facilitate the achievement of these objectives, the Company wishes to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Adviser and to have the Adviser undertake the duties and responsibilities set forth in this Agreement, subject to the supervision of the Company’s Board of Directors. The Adviser is willing to undertake such services, subject to the supervision of the Board of Directors, on the terms and conditions set forth in this Agreement. Therefore, the parties agree as follows:
1.1.1

DEFINITIONS
The following defined terms used in this Agreement shall have the meanings specified below:
Acquisition Expenses.  Any and all expenses incurred in connection with the selection and acquisition of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, other closing costs, but excluding the fees payable to the Adviser pursuant to Section 3.1(b)..
Acquisition Fees.  Any and all fees and commissions, exclusive of Acquisition Expenses but including the fees payable to the Adviser pursuant to Section 3.1(b), paid by any Person to the Adviser or its Affiliates in connection with making or investing in Assets or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, fees for packaging an Asset, fees for negotiating or approving plans, fees for assistance in obtaining zoning and variances, construction management or general contractor fees for the supervision or coordination of major repairs or rehabilitations on a Property, loan fees, points or any other fees of a similar nature.
Administration Agreement.  The Agreement between the Company and MacKenzie Capital Management, LP to provide administrative and support services.
Adviser.  MacKenzie Real Estate Advisers, LP (f/k/a Lemon Creek Advisers, LP), a California limited partnership, any successor Adviser to the Company, or any Person to which MacKenzie Real Estate Advisers, LP or any successor Adviser subcontracts all or substantially all of its functions.
Affiliate or Affiliated.  As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Articles of Incorporation.  The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.
Assets.  Properties, Mortgages, loans and other direct or indirect investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly through one or more of its Affiliates or Joint Ventures.
Asset Purchase Price.  The amount (i) actually paid or allocated in respect of the purchase, development, construction or improvement of an Asset, (ii) of funds advanced with respect to a Mortgage or other loan or (iii) actually paid or allocated in respect to the purchase of other Assets, in each case exclusive of Acquisition Fees and Acquisition Expenses but including any debt attributable or Shares or Partnership Units issued to such acquired Assets.
Board.  The Board of Directors of the Company.
Bylaws.  The bylaws of the Company, as the same are in effect from time to time.
Code.  Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Company.  MacKenzie Realty Capital, Inc., a corporation organized under the laws of the State of Maryland.  Unless the context clearly indicates otherwise, references to the Company shall include its direct and indirect subsidiaries, including the Partnership.
Company Value.  The actual value of the Company as a going concern based on the difference between (a) the actual value of all of its assets as determined in good faith by the Board, and (b) all of its liabilities as set forth on its then current balance sheet.
Cost of Properties.  The Asset Purchase Price of Properties (exclusive of closing costs), plus the amount actually paid for the development, construction or improvement of Properties, inclusive of expenses related thereto, plus the amount of any outstanding debt attributable to such Properties.
Director.  A member of the Board.
Distributions.  Any dividends or other distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any Shares and excluding distributions on any Shares before their redemption.
Intellectual Property Rights.  All rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know-how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.
Invested Capital.  The amount calculated by multiplying the total number of Shares, Preferred Shares, and Partnership Units issued by the Company by the price paid for each or the value ascribed to each in connection with their issuance, reduced by an amount equal to the total number of Shares, Partnership Units, or Preferred Shares repurchased from Stockholders by the Company (pursuant to the Company’s repurchase plan ) multiplied by the price initially paid or the value ascribed to each such redeemed Share, Partnership Unit, or Preferred Share when initially acquired from the Company.
Investor Services Agreement.  The agreement between the Company and MacKenzie Capital Management, LP to provide investor services and transfer agent services to the Company.
Joint Ventures.  A legal organization formed to provide for the sharing of the risks and rewards in an enterprise co-owned and operated for mutual benefit by two or more business partners and established to acquire or hold Assets.
Mortgages.  In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidence of indebtedness or obligations, which are secured or collateralized by real estate owned by the borrowers under such notes, deeds of trust, security interests or other evidence of indebtedness or obligations.
Net Sales Proceeds.  In the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or other loan or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction.  Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.
Offering.  Any public offering of Shares or Preferred Shares pursuant to an effective registration statement filed under the Securities Act, or any private offering exempt from registration under the Securities Act.
Organization and Offering Expenses.  Any and all costs and expenses incurred by and to be paid by the Company in connection with an Offering, including the qualification and registration of the Offering and the marketing and distribution of its Shares, including, without limitation:  total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving, amending registration statements and supplementing prospectuses; mailing and distribution costs; salaries of employees while engaged in sales activity, such as preparing supplemental sales literature; telephone and other telecommunication costs; all advertising and marketing expenses, including the costs related to investor and broker-dealer meetings; charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; filing, registration and qualification fees and taxes relating to the Offering under federal and state laws; and accountants’ and attorneys’ fees.
Partnership. MacKenzie Realty Operating Partnership LP, a California limited partnership, through which the Company may own Assets.
Partnership Units. Operating partnership units issued by the Partnership to partners other than the Company.
Person.  An individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.
Preferred Shares.  Any shares of preferred stock issued by the Company from time to time.
Property or Properties.  As the context requires, any, or all of the land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land acquired by the Company, either directly or indirectly (whether through Joint Ventures or other means).
Proprietary Property.  All modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the duties set forth in Section 2.2 that relate to investment advice regarding current and potential Assets, and all modifications, enhancements and derivative works of the foregoing.
REIT.  A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.
Sale or Sales.  (i) Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly sells, grants, conveys or relinquishes its interest in any Mortgage or other loan or portion thereof (including with respect to any Mortgage or other loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments of amounts owed pursuant to such Mortgage or other loan) and any event with respect to a Mortgage or other loan which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above to the extent the net proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.
Securities Act.  The Securities Act of 1933, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Shares.  Any shares of the Company’s common stock, par value $.0001 per share.
Stockholders.  The record holders of the Company’s Shares or Preferred Shares as maintained in the books and records of the Company or its transfer agent.
Stockholders’ 6% Return.  As of any date, an aggregate amount of distributions paid equal to a 6% cumulative, noncompounded, annual return on Invested Capital from the issuance of Shares from and after the Effective Date (calculated like simple interest based on a 365-day year); provided, however, that for purposes of calculating the Stockholders’ 6% Return, Invested Capital shall be determined net of Distributions of (i) Net Sales Proceeds or (ii) proceeds from refinancings, either of which are determined by the Board to be original capital, but (consistent with the second clause of the definition of Invested Capital) shall always exclude an amount equal to the total number of Shares repurchased from Stockholders by the Company (pursuant to the Company’s plan for the repurchase of Shares) multiplied by the price initially paid for or the value ascribed to such redeemed Shares when initially acquired from the Company.
1.1.2

THE ADVISER
(a) Appointment.  The Company hereby appoints the Adviser to serve as its Adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment.
(b) Duties of the Adviser.  The Adviser shall be deemed to be in a fiduciary relationship with the Company and its Stockholders.  The Adviser undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board.  In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s Articles of Incorporation and Bylaws, the Adviser shall, either directly or by engaging an Affiliate of the Adviser or other Person (it being acknowledged that MacKenzie Capital Management, LP will provide many of these services under the Administration Agreement and Investor Services Agreement):
(1) serve as the Company’s investment and financial adviser and provide research and economic and statistical data in connection with the Assets and investment policies;
(2) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;
(3) maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company’s Shares or Preferred Shares, if any, and acting as transfer agent for the Company’s Shares and Preferred Shares;
(4) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Adviser deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisers, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Adviser, and Persons acting in any other capacity deemed by the Adviser necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;
(5) consult with the officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed or undertaken by the Company;
(6) subject to the provisions of Sections 2.2(h) and 2.3 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;
(7) provide the Board with periodic reports regarding prospective investments in Assets;
(8) obtain the prior approval of the Board for any and all investments in Assets for which the Asset Purchase Price exceeds 30% of Invested Capital;
(9) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Adviser shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Adviser in connection with the foregoing shall be the responsibility of the Company;
(10) obtain reports (which may be prepared by or for the Adviser or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;
(11) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement;
(12) provide the Company with all necessary cash management services;
(13) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets;
(14) upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;
(15) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and act on behalf of the Company in connection with investor relations;
(16) provide office space, equipment and personnel as required for the performance of the foregoing services as Adviser;
(17) prepare on behalf of the Company all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and
(18) do all things necessary to assure its ability to render the services described in this Agreement.
(c) Authority of Adviser.
(1) Pursuant to the terms of this Agreement (including the restrictions included in this Section 2.3 and in Section 2.6), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Adviser the authority to (i) locate, analyze and select investment opportunities, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Partnership, (iii) acquire Properties, make and acquire Mortgages and other loans and invest in other Assets in compliance with the investment objectives and policies of the Company, (iv) arrange for financing or refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets, including oversight of Affiliated companies that perform property management or other services for the Company, (vi) oversee non-Affiliated and Affiliated property managers and other non-Affiliated and Affiliated Persons who perform services for the Company, and (vii) undertake accounting and other record-keeping functions at the Asset level.
(2) Notwithstanding the foregoing, the Asset Purchase Price of any investment by the Company or the Partnership of over 30% of the Company’s Invested Capital will require the approval of the Board.
(3) If a transaction requires approval by the Board, the Adviser will deliver to the Directors all documents required by them to properly evaluate the proposed transaction.
The Board may, at any time upon the giving of notice to the Adviser, modify or revoke the authority set forth in this Section 2.3. If and to the extent the Board so modifies or revokes the authority contained herein, the Adviser shall henceforth submit to the Board for prior approval such proposed transactions involving investments in Assets as thereafter require prior approval, provided however, that such modification or revocation shall be effective upon receipt by the Adviser and shall not be applicable to investment transactions to which the Adviser has committed the Company prior to the date of receipt by the Adviser of such notification.
(d) Bank Accounts.  The Adviser may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds of the Company or the Partnership shall be commingled nor shall any of such funds be commingled with the funds of the Adviser; and the Adviser shall from time to time render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Company.
(e) Records; Access.  The Adviser shall maintain appropriate records of its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours.  The Adviser shall at all reasonable times have access to the books and records of the Company.
(f) Limitations on Activities.  Anything else in this Agreement to the contrary notwithstanding, the Adviser shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Adviser shall notify promptly the Board of the Adviser’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board.  In such event the Adviser shall have no liability for acting in accordance with the specific instructions of the Board so given.  The Adviser, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Adviser’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any good faith act or omission by the Adviser, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Adviser, its directors, officers or employees or stockholders except as provided in Section 5.2 of this Agreement.
(g) Relationship with Directors.  Directors, officers and employees of the Adviser or an Affiliate of the Adviser may serve as Directors, officers or employees of the Company, except that no director, officer or employee of the Adviser or its Affiliates who also is a Director shall receive any compensation from the Company for serving as a Director other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board.
(h) Other Activities of the Adviser.  Nothing herein contained shall prevent the Adviser or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Adviser or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Adviser or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Adviser may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Adviser shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Adviser’s obligations to the Company and its obligations to or its interest in any other Person. The Adviser or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance.  If the Adviser, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board to adopt a reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.
1.1.3

COMPENSATION AND REIMBURSEMENT OF SPECIFIED COSTS
(a) Fees.  The following fees shall be paid to the Adviser pursuant to the sections below.
(1) Asset Management Fee.  The Company shall pay the Adviser a monthly fee for day-to-day professional management services in connection with the Company and its investments in Assets on or before the 15th day of each calendar month in an amount equal to 1/12th of (i) 3.0% of the first $20 million of Invested Capital, (ii) 2% of the next $80 million in Invested Capital, and (iii) 1.5% of the Invested Capital greater than $100 million.
(2) Acquisition Fees.  The Company shall pay the Adviser a fee in the amount of 2.5% of the Asset Purchase Price of each Asset as an Acquisition Fee, payable at the time funds are expended, or Shares or Partnership Units issued, for the acquisition or making of the Asset.  An Asset will be considered acquired for the purpose hereof on the date it becomes a majority owned subsidiary such that the Company or the Partnership consolidates (or could consolidate) the Asset’s operations into its financial statements from an accounting perspective.  Notwithstanding the foregoing, if the acquisition that would otherwise generate a fee hereunder is made anytime after the sale of an Asset by the Company that was owned by the Company for fewer than five years, using any proceeds from such sale, then the amount of the Acquisition Fee hereunder shall be reduced by multiplying such fee by a fraction, the numerator of which is the number of years such sold Asset was held and the denominator of which is five.
(3) [deleted].
(4) [deleted].
(5) Subordinated Incentive Fee. Once Stockholders have received distributions equal to the Stockholders’ 6% Return, the Adviser shall be paid a “catch-up” fee equal to the amount that results in the Adviser having received payments under this subparagraph (e) from the Effective Date through the date of determination equal to 15% of the Stockholders’ 6% Return calculated as of the date of the determination; thereafter, the Adviser will receive an incentive fee equal to 15% of all distributions paid to Shareholders that would be considered in calculating the Stockholders’ 6% Return (i.e., not including either (a) Net Sales Proceeds or (b) proceeds from refinancings, that are considered return of capital) so long as distributions to Stockholders continue to exceed the Stockholders’ 6% Return. If the Adviser so chooses in the future, the fee paid hereunder may be converted into an equivalent right to receive distributions under the Partnership as a special limited partner or from a specially designated series of preferred stock.
(6) Non-Exclusivity of Fees. The fees payable to the Adviser, as described above, may be payable in addition to real estate commissions paid for the purchase or sale of a Property that are reasonable, customary, and competitive in light of the size, type and location of the Property (as determined by the Board).
(b) Expenses.
(1) In addition to the compensation paid to the Adviser pursuant to Section 3.1 hereof, the Company shall pay directly or reimburse the Adviser and/or its Affiliates for all of the costs and expenses paid or incurred by the Adviser that are in any way related to the operations of the Company or the business of the Company or the services the Adviser provides to the Company pursuant to this Agreement, including, but not limited to:
a. Organization and Offering Expenses;
b. Acquisition Fees and Acquisition Expenses incurred in connection with the selection and acquisition of Assets, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company;
c. the actual cost of goods, services (including brokerage fees) and materials used by the Company and obtained from Persons not Affiliated with the Adviser, other than Acquisition Expenses;
d. interest and other costs for borrowed money, including discounts, points and other similar fees;
e. taxes and assessments on income or property and taxes as an expense of doing business;
f. costs associated with insurance required in connection with the business of the Company or by the Board;
g. expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non-Affiliated Person;
h. all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;
i. expenses associated with an Offering or the related issuance and distribution of securities of the Company, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees, and other Organization and Offering Expenses;
j. expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;
k. expenses of organizing, reorganizing, liquidating or dissolving the Company and the expenses of filing or amending the Articles of Incorporation;
l. transfer agent expenses for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
m. administrative service expenses (including personnel and overhead costs of Affiliates, as approved by Board); and
n. audit, accounting, and legal fees.
(2) Expenses incurred by the Adviser on behalf of the Company and payable pursuant to this Section 3.2 shall be reimbursed no less than quarterly to the Adviser within 60 days after the end of each quarter. The Adviser shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.
c.  To the extent the expenses enumerated herein are paid to MacKenzie Capital Management, LP under the Administrative Agreement, they will not be reimbursed to Adviser under this Agreement.
(c) Other Services.  Should the Board request that the Adviser or any director, officer or employee thereof render services for the Company other than set forth in Section 2.2, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and the Board, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.
1.1.4

TERM AND TERMINATION
(a) Term; Renewal.  This Agreement shall continue in force until the first anniversary of the date hereof.  Thereafter, this Agreement shall automatically be renewed for an unlimited number of successive one-year terms unless either party provides notice of termination at least 90 days prior to the expiration of the initial term or any renewal term.
(b) Payments to and Duties of Adviser upon Termination.
(1) After this Agreement is terminated, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company promptly all unpaid reimbursements of expenses 30 days after the effective date of such termination and all fees earned by the Adviser prior to termination of this Agreement.
(2) The Adviser shall promptly upon termination:
a. pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
b. deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
c. deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Adviser; and
d. cooperate with the Company and take all reasonable actions requested by the Company to provide an orderly transition to any replacement adviser selected by the Board.
1.1.5

INDEMNIFICATION
(a) Indemnification by the Company.
(1) The Company shall indemnify and hold harmless the Adviser and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland and the Articles of Incorporation.  Notwithstanding the foregoing, the Company shall not indemnify or hold harmless the Adviser or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Adviser or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Adviser or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:  (i) the Adviser or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Adviser or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Adviser or its Affiliates, including their respective officers, directors, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s Assets and not from Stockholders.
(2) The Company shall advance to the Adviser or its Affiliates, including their respective officers, directors, partners and employees, funds for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Adviser or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Adviser or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.
(3) The indemnity provided for pursuant to this Section 5.1 shall extend, without limitation, to any results, outcomes or risks associated with the business and investment objectives of the Company. Notwithstanding the provisions of this Section 5.1, the Adviser shall not be entitled to indemnification or be held harmless pursuant to this Section 5.1 for any activity which the Adviser shall be required to indemnify or hold harmless the Company pursuant to Section 5.2.
(b) Indemnification by Adviser.  The Adviser shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Adviser’s bad faith, fraud, misfeasance, misconduct, gross negligence or reckless disregard of its duties, but the Adviser shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Adviser.
1.1.6

MISCELLANEOUS
(a) Assignment to an Affiliate.  This Agreement may be assigned by the Adviser to an Affiliate of the Adviser with the approval of a majority of the Board.  The Adviser may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board.  This Agreement shall not be assigned by the Company without the consent of the Adviser, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.  This Agreement shall be binding on successors to the Company, and shall likewise be binding upon any successor to the Adviser.
(b) Relationship of Adviser and Company.  The Company and the Adviser are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
(c) Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	MacKenzie Realty Capital, Inc.
89 Davis Road, Suite 100
Orinda, CA 94563

To the Adviser:	MacKenzie Real Estate Advisers, LP
89 Davis Road, Suite 100
Orinda, CA 94563

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.3.
(d) Modification.  This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.
(e) Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
(f) Choice of Law; Venue.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of California, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Contra Costa County, California.
(g) Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.  This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.
(h) Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(i) Headings.  The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
(j) Execution in Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
(k) Ownership of Proprietary Property.  The Adviser retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property.  To the extent that the Company has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that Company may provide regarding the Proprietary Property, the Company hereby assigns and transfers exclusively to the Adviser all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of the Company or any other party, in and to the Proprietary Property.  In addition, at the Adviser’s expense, the Company will perform any acts that may be deemed desirable by the Adviser to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to the Adviser, including but not limited to the execution of any instruments or documents now or hereafter requested by the Adviser to perfect, defend or confirm the assignment described herein, in a form determined by the Adviser.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

MACKENZIE REALTY CAPITAL, INC.

By:
Robert Dixon, President

MACKENZIE REAL ESTATE ADVISERS, LP

By:	LCA-GP, LLC, its General Partner

By:
Glen Fuller, Managing Director